EXECUTION COPY



                      VOTING AND RECAPITALIZATION AGREEMENT


                  This VOTING AND RECAPITALIZATION AGREEMENT, dated as of December 8, 2000 (this "Agreement"), is made and entered into among MeriStar Hotels & Resorts, Inc., a Delaware corporation ("MeriStar"), American Skiing Company, a Delaware corporation ("ASC"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OCP"), Oak Hill Capital Management Partners, L.P., a Delaware limited partnership ("OCMP"), Oak Hill Securities Fund, L.P., a Delaware limited partnership ("OSF"), Oak Hill Securities Fund II, L.P., a
Delaware limited partnership ("OSF2"), OHCP Ski, L.P., a Delaware limited partnership ("OSLP"), Madeleine LLC, a New York limited liability company ("Madeleine"), Leslie B. Otten ("Otten") and the Albert Otten Trust f/b/o Mildred Otten, a trust organized under the laws of New Jersey (the "Trust"). OCP, OCMP, OSF, OSF2, OSLP, Madeleine, the Otten and the Trust are referred to collectively as the "Stockholders" and each as a "Stockholder".


                                    RECITALS:

                  A. ASC, ASC Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and MeriStar are, simultaneously with the execution hereof, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into MeriStar (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement and, as a result, MeriStar will become a wholly-owned subsidiary of ASC. Except as otherwise defined herein, capitalized terms used herein without definition have the respective meanings ascribed to them in the Merger Agreement.


                  B. Under the Merger Agreement, it is a condition precedent to the obligation of MeriStar to complete the Merger that ASC complete the recapitalization (the "Recapitalization") in which (i) the Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of ASC and the 8.5% Series B Convertible Participating Preferred Stock, liquidation value $1,000 per share (the "Series B Preferred Stock"), of ASC shall have been converted into common stock, par value $0.01 per share (the "Common Stock"), of ASC, at or prior to the Effective Time; (ii) the 10.5% Repriced Convertible Exchangeable Preferred Stock, liquidation value $1,000 per share (the "Series A Preferred Stock"), of ASC shall have been converted into shares of Series A Preferred Stock, par value $0.01 per share (the "New Series A Preferred Stock"), of ASC, having terms substantially as set forth in Exhibit B hereto and shares of Common Stock, immediately prior to the Effective Time, as herein provided; (iii) the warrants (the "Warrants") to purchase 6,000,000 shares of Common Stock at an exercise price of $2.50 per share shall have been issued to OCP in accordance with the Securities Purchase Agreement (as amended to date, the "Warrant Purchase Agreement"), dated July 31, 2000, among ASC, ASC Resort Properties, Inc. ("Resort Properties") and OCP and OCP shall not own any shares of the capital stock of Resort Properties; and (iv) the Resorts Credit Facility Amendment and the Resorts Credit Facility Conversion shall have occurred.

Collectively, the Class A Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock, together with all other equity securities issued by ASC, are referred to herein as the "Securities".

                  C. As a condition and inducement to MeriStar's willingness to enter into the Merger Agreement, MeriStar has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                            VOTING OF SUBJECT SHARES

                  Section 1.1 Agreement to Vote Subject Shares. At any meeting (a "Stockholders Meeting") (including any and all postponements and adjournments thereof) of the stockholders of ASC called to consider and vote upon (i) the approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) the issuance of Common Stock to the stockholders of MeriStar pursuant to the Merger Agreement, (iii) the recapitalization and Common Stock issuances contemplated by Sections 3.3, 3.4 and 3.5 of this Agreement, (iv) the transactions contemplated by Section 2.6 of the Merger Agreement, (v) the election of directors for ASC as provided in Schedule 1.1 to this Agreement and
(vi) the adoption of amendments to the articles of incorporation and bylaws of ASC in connection with the Merger (the actions referred to in clauses (i) through (vi) being referred to collectively as the "Proposals"), and in connection with any action to be taken in respect of the Proposals by written consent of the stockholders of ASC, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares in favor of the approval and adoption of the Proposals and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and this Agreement and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting (and at any and all postponements and adjournments thereof) of the stockholders of ASC (an "Adverse Meeting") called to consider and vote upon any Adverse Proposal (as defined below), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of ASC, each Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares against such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any (a) proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of ASC set forth in the Merger Agreement or (b) proposal or action that is intended or would reasonably be expected to impede, interfere with, delay or materially and adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

                  Section 1.2 Other Proxies Revoked. Any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable and all such proxies are hereby revoked (other than the proxies specified in Item 2 of Schedule 2.1), it being understood that, with respect to the revocation made concerning the Subject Shares beneficially owned by Otten, ING (U.S.) Capital LLC ("ING") expressly acknowledges and agrees to such revocation; provided, that, subject to Article III, such acknowledgment and agreement shall in no way alter any existing or future rights of ING with respect to the pledge of any Class A Common Stock or Common Stock pledged to it by Otten.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section    2.1   Representations   and   Warranties   of   the
Stockholders. Each Stockholder, severally and not jointly, represents and warrants, as of the date hereof, the time of each ASC Stockholders Meeting, each Adverse Meeting and as of the Effective Time, to MeriStar and ASC as follows:

                   (a) Except as specified on Schedule 2.1 hereto and except for Subject Shares transferred in accordance with Section 3.1 hereof after the date hereof, such Stockholder is the sole record and beneficial owner of the number and type of Securities set forth opposite such Stockholder's name on Annex A hereto (such Securities, together with any other Securities or other equity or voting interests in ASC the beneficial ownership of which is hereafter acquired by such Stockholder and any Securities into which such Securities or other equity or voting interests are converted, being collectively referred to herein as such Stockholder's "Subject Shares") and has full, unrestricted and sole power to dispose of and to vote such Subject Shares. Such Subject Shares are now, and at all times prior to the Effective Time will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, voting trusts or agreements, powers of attorney, proxies or any other arrangement or agreement with any person or entity limiting or affecting such Stockholder's legal power or authority to vote or sell the Subject Shares, except for those restrictions arising hereunder or set forth under applicable securities laws and except as specified on Schedule 2.1 hereto. Except as otherwise specified on Schedule 2.1 hereto, such Stockholder does not beneficially own or hold any rights to acquire any additional securities of ASC other than such Subject Shares.

                   (b) In the case of a Stockholder who is an individual, such Stockholder is an adult, is a citizen of the United States of America and is competent to execute and deliver this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby. In the case of a Stockholder that is a corporation, trust or other business organization, such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the valid and binding obligation of MeriStar, this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                   (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under (i) in the case of a Stockholder that is a corporation or other business organization, any organizational documents of such Stockholder, (ii) in the case of any Stockholder that is a trust, violate or conflict with any term or provision of the indenture, or other governing or testamentary instrument relating to such trust or (iii) in the case of any Stockholder, any Contract, agreement, instrument, undertaking, Law, order, injunction, determination or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not (i) impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or
(ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                   (d) Each Stockholder understands and acknowledges that the issuance of the Common Stock and the New Series A Preferred Stock in accordance with Sections 3.3, 3.4, 3.5 and 3.6 of this Agreement is pursuant to one or more of the exemptions from registration provided for in Section 3(a) or 4(2) of the Securities Act, including Regulation D promulgated thereunder, and any applicable state laws, and the offer and sale of the Common Stock and the New Series A Preferred Stock are thus not registered under the Securities Act. Each Stockholder further understands and acknowledges that this transaction has not been reviewed and approved by the SEC or by any state regulatory authority and represents and warrants that it is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act.

                  Section 2.2      Representations and Warranties of ASC.

                   (a) ASC represents and warrants, as of the date hereof and as of the Effective Time, to MeriStar and each of the Stockholders that:

                  (i) ASC has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ASC and the consummation by ASC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ASC. This Agreement has been duly executed and delivered by ASC and, assuming that this Agreement constitutes the valid and binding obligation of the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of ASC, enforceable against ASC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity;

                  (ii) The execution and delivery of this Agreement by ASC does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under (i) any organizational documents of ASC or (ii) any Contract, agreement, instrument, undertaking, Law, judgment, order, injunction, decree, determination or award binding on ASC, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not (i) impair the ability of ASC to perform its obligations under this Agreement or
         (ii) prevent or delay the consummation of any of the transactions contemplated hereby; and

                  (iii) Assuming that the representations and warranties made by the Stockholders in Section 2.2(d) are true and correct, the issuance of the Common Stock and New Series A Preferred Stock in accordance with Sections 3.3, 3.4, 3.5 and 3.6 hereof will not require registration under the Securities Act or violate applicable state securities laws.

                   (b) ASC represents and warrants, as of the date hereof and as of the Effective Time:

                  (i) To Otten, that all shares of Common Stock to be issued pursuant to Section 3.3 of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights;

                  (ii) To Madeleine, that all shares of New Series A Preferred Stock and Common Stock to be issued upon conversion of the Series A Preferred Stock pursuant to Section 3.4(a) of this Agreement will be, upon such issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights;

                  (iii) To OCP, OCMP, OSF, OSF2 and OSLP, that all shares of Common Stock to be issued pursuant to Section 3.4(b) of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights; and

                  (iv) To OCP, that all shares of Common Stock to be issued pursuant to Section 3.5 of this Agreement will be, upon issuance on the terms and conditions specified in this Agreement, duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights.


                                   ARTICLE III

                                CERTAIN COVENANTS

              Section 3.1 Restriction on Transfer of Subject Shares; Proxies and
Noninterference. No Stockholder shall, prior to the Effective Time, directly or indirectly: (A) except pursuant to the terms of this Agreement, offer for sale, sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares, unless it receives (i) an irrevocable proxy, in form and substance substantially similar to Exhibit A hereto, to vote the transferred Subject Shares as provided therein and (ii) a deed of adherence to this Agreement (including representations and warranties of the type set forth in Section 2.1 hereof) reasonably satisfactory to the other parties hereto executed by the transferee of such Subject Shares; (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any of such Stockholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Stockholder's Subject Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability or preventing or delaying the consummation of any of the transactions contemplated hereby of such Stockholder to perform such Stockholder's obligations under this Agreement.

              Section 3.2 Reliance by MeriStar; Cooperation. Each Stockholder understands and acknowledges that MeriStar is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder shall cooperate fully with ASC and MeriStar in connection with the respective reasonable best efforts of ASC and MeriStar to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

              Section 3.3 Conversion of Class A Common Stock. Prior to or at the Effective Time, Otten and ASC shall cause each share of Class A Common Stock to be converted into one share of Common Stock.

              Section 3.4 Recapitalization. Subject to the receipt of the Requisite ASC Vote in favor of the transactions described in this Section 3.4:

                   (a) Immediately prior to the Effective Time, Madeleine and ASC shall cause a recapitalization of ASC in which all of the issued and outstanding shares of Series A Preferred Stock are converted into (i) such number of shares of New Series A Preferred Stock equal to the aggregate liquidation preference for all the shares of Series A Preferred Stock plus accrued and unpaid dividends on such stock, determined as of the Closing Date (the "Preferred Value"), divided by $1,000 and (ii) a number of shares of Common Stock calculated by dividing (x) 20.7% of the Preferred Value by (y) $2.22;

                   (b) Immediately prior to the Effective Time, OCP, OCMP, OSF, OSF2, OSLP and ASC shall cause all of the issued and outstanding shares of Series B Preferred Stock to be converted into a number of shares of Common Stock calculated by dividing the aggregate Liquidation Price (as defined in the Certificate of Designation of the Series B Preferred Stock) of such shares as of October 31, 2000 by $2.22;

                   (c) Prior to the Effective Time, if no shares of the capital stock of Resort Properties have been issued to OCP under the Warrant Purchase Agreement, ASC shall issue the Warrants to OCP in accordance with the terms of the Warrant Purchase Agreement; and

                   (d) Prior to the Effective Time, if shares of the capital stock of Resort Properties have been issued to OCP under the Warrant Purchase Agreement, OCP shall transfer those shares of the capital stock of Resort Properties to ASC, and ASC shall issue the Warrants to OCP in accordance with the terms of the Warrant Purchase Agreement.

              Section 3.5 Issuance of Common Stock to Tranche C Lenders. Prior to the Effective Time:

                   (a) ASC and OCP shall cause the entire $13.0 million available under Tranche C of the Resorts Credit Facility to be drawn; and

                   (b) ASC and OCP  shall  cause  the  Resorts  Credit  Facility
Amendment to occur and shall cause Tranche C under the Resorts Credit Facility to be repaid in the form of an issuance of a number of shares of Common Stock calculated by dividing (x) the outstanding aggregate principal amount of such Tranche C as of the Effective Time plus all accrued and unpaid interest on the aggregate outstanding principal amount of such Tranche C through October 31, 2000 by (y) $2.22.

                   Section 3.6    Closing Procedures.

                   (a) Immediately prior to the Effective Time, upon the filing of an amended and restated certificate of incorporation of ASC in accordance with Section 1.6 of the Merger Agreement and a certificate of designations relating to the New Series A Preferred Stock, substantially in the form attached to this Agreement as Exhibit B, the Series A Preferred Stock shall automatically be converted into shares of New Series A Preferred Stock and shares of Common Stock pursuant to Section 3.4(a) and certificates formerly representing such shares of Series A Preferred Stock shall, from and after such time, represent the right to receive that number of shares of New Series A Preferred Stock and shares of Common Stock provided in Section 3.4(a). Each holder shall surrender the certificate or certificates formerly representing the Series A Preferred Stock, duly endorsed, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at or prior to the Effective Time (or such other place as ASC shall reasonably request) and shall give written notice to ASC of the name or names in which the certificate or certificates for shares of New Series A Preferred Stock and Common Stock are to be issued. ASC shall, at the Effective Time, issue and deliver at the offices of Paul, Weiss, Rifkind, Wharton & Garrison to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Series A Preferred Stock and Common Stock to which such holder is entitled under Section 3.4(a). Such conversion shall be deemed to have been made as of the Effective Time, and the person or persons entitled to receive the shares of New Series A Preferred Stock and Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of New Series A Preferred Stock and Common Stock as of the Effective Time. When issued, the certificates evidencing such shares of New Series A Preferred Stock and Common Stock shall not bear legends or other notations relating to restrictions on transfer, other than as required pursuant to Article Thirteenth of the Certificate of Incorporation of ASC (as amended as of the Effective Time).

                   (b) Except as specifically provided in this Agreement, the conversion of the Series B Preferred Stock into Common Stock shall occur as provided in Section 9(b) of the Certificate of Designation relating to the Series B Preferred Stock.

                   (c) Upon completion of the transactions required by Section 3.5, ASC and OCP shall execute an instrument (in form reasonably satisfactory to ASC and OCP) evidencing the repayment in full of Tranche C under the Resorts Credit Facility and the issuance of the shares of Common Stock in repayment thereof.

                   (d) In connection with any of the transactions required by Sections 3.4 or 3.5, ASC shall not be required to issue fractions of shares of Common Stock or New Series A Preferred Stock or to distribute certificates which evidence fractions of such shares. In lieu of fractional shares, ASC shall pay, at the effective time of any conversion as herein provided, an amount in cash equal to such fraction multiplied by (i) $2.22, in the case of Common Stock, or
(ii) $1,000, in the case of New Series A Preferred Stock.

              Section 3.7 No Further Issuances of Stock. Prior to the Effective Time, ASC shall not issue any additional shares of Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock.

              Section 3.8 ING. In the event that ING elects to foreclose on any Securities pledged to it by Otten or to exercise voting rights with respect to such Securities, ING shall provide MeriStar, ASC and OCP with reasonable prior notice of such intent.

              Section 3.9 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Recapitalization to qualify, and shall not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent such recapitalization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of MeriStar, ASC or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Recapitalization to fail to so qualify as a reorganization under Section 368(a) of the Code.

              Section 3.10 Restriction on Certain Amendments to the Merger Agreement. ASC and MeriStar shall not permit an amendment to Section 2.1 or 2.4 of the Merger Agreement without the prior written consent of Madeleine if such amendment would cause material dilution of Madeleine's holdings in ASC.


                                   ARTICLE IV

                                  MISCELLANEOUS

              Section 4.1 Fees and Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that all reasonable expenses, including attorneys' fees, (i) incurred by Oak Hill (excluding expenses incurred by holders of the Snow Subordinated Notes in connection with the Snow Notes Consent) in connection with this Agreement, not to exceed $100,000, and (ii) incurred by Madeleine, not to exceed $35,000, in connection with this Agreement shall be paid by ASC.

              Section 4.2 Amendment; Termination. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall terminate immediately upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) June 30, 2001. In addition, this Agreement may be terminated by mutual written consent of MeriStar, ASC and the Stockholders. In the event of termination of this Agreement pursuant to this Section 4.2, this Agreement shall become null and void and of no effect with no liability on the part of any party hereto and all Proxies shall automatically terminate; provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination; and provided, further, that Article II shall survive the termination of this Agreement.

                  All covenants and agreements that contemplate performance after the Effective Time shall survive the Effective Time.

              Section 4.3 Extension, Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

              Section 4.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

              SECTION 4.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT WHERE THE LAWS OF THE STATE OF DELAWARE ARE MANDATORILY APPLICABLE.

                  Section 4.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as

Federal Express), or sent by overnight courier, such as Federal Express (providing proof of delivery). All communications hereunder shall be delivered to the respective parties at the following addresses:

                           If to the Stockholders:

                                 to the addresses set forth on Annex A hereto.

                           If to ASC:

                                    American Skiing Company
                                    One Monument Way
                                    Portland, Maine 04101
                                    Attention: Christopher E. Howard, Esq.
                                               Foster A. Stewart, Jr., Esq.
                                    Telecopy: (207) 791-2607

                           with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York 10036-6522
                                    Attention: Mark Roppel, Esq.
                                    Telecopy:  (212) 848-7179

                           If to MeriStar:

                                    MeriStar Hotels & Resorts, Inc.
                                    1010 Wisconsin Avenue, NW
                                    Washington, DC 20007
                                    Attention:   Christopher L. Bennett, Esq.
                                    Telecopy:   (202) 295-1026

                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:   Richard S. Borisoff, Esq.
                                    Telecopy:   (212) 757-3990

              Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of MeriStar, or by MeriStar without the prior written consent of the Stockholders and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person to whom any Subject Shares are sold, transferred or assigned).

              Section 4.8 Further Assurances. Each Stockholder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by MeriStar in order to ensure that MeriStar receives the full benefit of this Agreement.

              Section 4.9 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal courts of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the jurisdiction of the federal courts of the United States of America located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the federal courts of the United States of America located in the State of New York.

              Section 4.10 Waiver of Trial by Jury. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

              Section 4.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              Section 4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                               MERISTAR HOTELS & RESORTS, INC.


                               By:  /s/ Paul Whetsell
                                   --------------------------------------------
                                   Name: Pual Whetsell
                                   Title: Chief Executive Officer

                               AMERICAN SKIING COMPANY


                               By:  /s/ Leslie B. Otten
                                  ----------------------------------------------
                                   Name: Leslie B. Otten
                                   Title: President

                                   /s/ Leslie B. Otten
                                  ----------------------
                                    Leslie B. Otten

                                ALBERT OTTEN TRUST
                                F/B/O MILDRED OTTEN


                               By:  /s/ Leslie B. Otten
                                  ----------------------------------------------
                                   Name:  Leslie B. Otten
                                   Title: Trustee

                               OAK HILL CAPITAL PARTNERS, L.P.

                               By:  /s/ Kevin G. Levy
                                  ----------------------------------------------
                                   Name:  Kevin G. Levy
                                   Title: Vice President

                                      OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                               By:  /s/ Kevin G. Levy
                                  ----------------------------------------------
                                   Name:  Kevin G. Levy
                                   Title: Vice President

                                      OAK HILL SECURITIES FUND, L.P.


                               By:  /s/ Glenn R. August
                                  ----------------------------------------------
                                   Name:Glenn R. August
                                   Title: President

                                      OAK HILL SECURITIES FUND II, L.P.


                               By:  /s/ Glenn R. August
                                  ----------------------------------------------
                                   Name:Glenn R. August
                                   Title: President

                                      OHCP SKI, L.P.


                               By:  /s/ Kevin G. Levy
                                  ----------------------------------------------
                                   Name:  Kevin G. Levy
                                   Title: Vice President

                                      MADELEINE LLC


                               By:  /s/ Bob Davenport
                                  ----------------------------------------------
                                   Name:  Bob Davenport
                                   Title: Attorney-in-Fact

Accepted and agreed as to
Sections 1.2 and 3.7 hereof:
ING (U.S.) CAPITAL LLC,
   AS PLEDGEE OF SHARES
   OF CLASS A COMMON
   STOCK AND COMMON STOCK
   BENEFICIALLY OWNED BY
   LESLIE B. OTTEN


By:  /s/ William B. Redmond
----------------------------------------------
Name:  William B. Redmond
Title: Vice President

                                                                         Annex A

             Stockholder                               Address                     Type of ASC Security               Number

Madeleine LLC                           450 Park Avenue                        Series A Preferred Stock                       36,626
                                        28th Floor
                                        New York, NY 10022
                                        Attention: Robert Davenport

                                        With a copy to:
                                        Robert Loper, Esq.
                                        Schulte Roth & Zabel LLP
                                        900 Third Avenue
                                        New York, NY 10022

Oak Hill Capital Partners, L.P.         *                                      Series B Preferred Stock                      129,870

Oak Hill Capital Management Partners,   *                                      Series B Preferred Stock                        3,330
L.P.

Oak Hill Securities Fund, L.P.          *                                      Series B Preferred Stock                        7,400

Oak Hill Securities Fund II, L.P.       *                                      Series B Preferred Stock                        7,400

OHCP Ski, L.P.                          *                                      Series B Preferred Stock                        2,000

Leslie B. Otten                          c/o American Skiing Company           Common Stock                                  833,333
                                        Sunday River Access Road, Bethel, ME
                                        04217
                                                                               Class A Common Stock                       14,760,530

Albert Otten Trust f/b/o Mildred         c/o American Skiing Company           Common Stock                                   30,000
Otten                                   Sunday River Access Road, Bethel, ME
                                        04217

*        The address of OCP, OCMP, OSF, OSF2 and OSLP is:

                                    201 Main Street, Suite 2600
                                    Fort Worth, Texas 76102
                                    Attention: Kevin G. Levy


                                                                       Exhibit A


                                IRREVOCABLE PROXY


                  The undersigned shareholder of AMERICAN SKIING COMAPANY, a Delaware corporation ("ASC") hereby appoints MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ("MeriStar"), as proxy for the undersigned, with full power of substitution, to attend any annual or special meeting of the shareholders of ASC (including any and all adjournments and postponements thereof), and in respect of any written consent in lieu of such meeting, held or made for the purpose of considering or voting upon the matters described in Section 1.1 of the Voting and Recapitalization Agreement, dated the date hereof, among MeriStar and certain shareholders of ASC (the "Agreement"), in accordance with such
Section 1.1, and to cast all votes that the undersigned is entitled to cast at such a meeting (or in connection with such written consent) with respect to all of the undersigned's Subject Shares (as defined in the Agreement) with respect to the matters described in Section 1.1 of the Agreement. The undersigned hereby revokes any proxy heretofore given with respect to such a meeting (or written consent in lieu thereof) or with respect to such a vote cast. The undersigned affirms that this proxy is a power coupled with an interest and shall be irrevocable. The undersigned shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy. This proxy shall be automatically revoked upon the termination of the Agreement.

                              [Name of Stockholder]




Please sign exactly as name appears on the             By
records of ASC and date.  When signing as attorney,      -----------------------
executor, administrator, trustee, guardian,              Name:
officer of a corporation or other entity or in           Title:
another representative capacity, please give the full title under signature(s).


                                                       Dated: December __, ____

                                                                       Exhibit B



       [Form of New Series A Preferred Stock Certificate of Designations]


                                                SCHEDULE 1.1

                                              Initial Directors


Name                                     Class                                 Nominated by

**                                       I                                     Oak Hill

**                                       I                                     Oak Hill

*                                        I                                     Independent

**                                       II                                    Oak Hill

Mr. Steven Jorns                         II                                    MeriStar

Mr. David Hawkes                         II                                    Otten

*                                        II                                    Independent Director

Mr. Daniel Doctoroff                     III                                   Oak Hill

Mr. Paul W. Whetsell                     III                                   MeriStar

Mr. Leslie B. Otten                      III                                   Otten

*                                        III                                   Independent

*      To be determined reasonably by ASC, MeriStar, Otten, OCP, OCMP, OSF, OSF2 and OSLP.

**     To be determined by OCP, OCMP, OSF, OSF2 and OSLP.


                                  SCHEDULE 2.1

                  Beneficial Ownership of Capital Stock of ASC


1. Madeleine holds its Subject Shares on behalf of various funds and accounts managed by Cerberus Capital Management, L.P. and its affiliates.

2. The Subject Shares of Madeleine, Otten, OCP, OCMP, OSF, OSF2 and OSLP are subject to a proxy in favor of ASC to vote those Subject Shares at ASC's annual meeting of stockholders on December 12, 2000 (and all adjournments and postponements thereof).

3. Otten holds his Subject Shares subject to the pledge granted under the Pledge Agreement, dated November 10, 1997, between Otten and ING.